EXHIBIT 10.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE dated as of March 27, 2026 (this “Second Supplemental Indenture”), between NOVANTA INC., a company continued and existing under the laws of the Province of New Brunswick, Canada (the “Company”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”) under the Indenture, dated as of November 12, 2025 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated November 12, 2025 (the “First Supplemental Indenture”, together with Base Indenture the “Indenture”), between the Company and the Trustee (the “Parties”).

RECITALS OF THE COMPANY

WHEREAS, pursuant to Section 11.01(a) of the First Supplemental Indenture, the Parties may amend or supplement the Indenture without the consent of any Holder of a Note to conform the provisions of the Indenture or the Notes to any provision of the “Description of the Amortizing Notes” section in the Prospectus Supplement;

WHEREAS, the Issuer has identified such a nonconforming term in a provision of the First Supplemental Indenture and wishes, in this Second Supplemental Indenture, to conform such provision to the “Description of the Amortizing Notes” section of the Prospectus Supplement; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid Second Supplemental Indenture and agreement according to its terms have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendment to the Supplemental Indenture. The definition of “Regular Record Date,” as set forth in the First Supplemental Indenture, is hereby amended by replacing the words “the immediately preceding January 15, April 15, July 15 or October 15” with the words “the business day immediately preceding the related installment payment date, respectively. If the Notes do not remain in book-entry only form, then the Company will have the right to elect that each Regular Record Date will be each January 15, April 15, July 15 and October 15 immediately preceding the relevant Installment Payment Date by giving advance written notice to the Trustee and the Holders.” As a result, this Second Supplemental Indenture amends the definition of “Regular Record Date,” as set forth in the First Supplemental Indenture, to read in its entirety as follows:

“Regular Record Date” means, with respect to any February 1, May 1, August 1 and November 1 Installment Payment Date, the business day immediately preceding the related installment payment date, respectively. If the Notes do not remain in book-entry only form, then the Company will have the right to elect that each Regular Record Date will be each January 15, April 15, July 15 and October 15 immediately preceding the relevant Installment Payment Date by giving advance written notice to the Trustee and the Holders.

3. Ratification of Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the First Supplemental Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Every reference in the First Supplemental Indenture shall hereby be deemed to mean the Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture.

4. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

5. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Second

Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Second Supplemental Indenture.

6. Effect of Headings. The Section headings herein have been inserted for the convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

8. Successors. All agreements of the Issuer in this Second Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

9. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NOVANTA INC., as the Company

By: /s/ Robert J. Buckley

Name: Robert J. Buckley

Title: Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: /s/ Linda Garcia

Name: Linda Garcia

Title: Vice President

[Signature Page to Second Supplemental Indenture]